Exhibit 10.2

Amendment to 1996 Director Stock Option Plan

Section 6 of the 1996 Director Stock Option Plan shall be revised to read in full as follows:

“Term of Plan. The Plan was adopted on the Offering Date. The Plan shall continue in effect until December 5, 2016, unless sooner terminated pursuant to Section 12 of the Plan.”